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                                                                     EXHIBIT 5.1

                                     [Date]


TO THE ADDRESSEES LISTED
ON SCHEDULE ONE

               Re:    Advanta Commercial Receivables

Ladies and Gentlemen:

               We have acted as special counsel to Advanta Business Services Corp., a ______ corporation ("Advanta") as to certain matters in connection with the Commercial Receivables Asset Backed Notes (the "Notes") which will be issued pursuant to an Indenture dated as of _____ (the "Indenture") between the Issuer and ______, as Indenture Trustee (the "Indenture Trustee").

               The assets which will be sold to the Issuer for the benefit of holders of the Securities (the "Securityholders") and will include a pool of retail installment sales contracts (the "Receivables") secured by commercial receivables, all monies paid or payable thereunder after _____ in the case of the Initial Receivables and the Subsequent Cutoff Date in the case of Subsequent Receivables, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, the right to receive certain insurance proceeds and certain other property. The Receivables are purchased from a network of unaffiliated originators and from third party assignees who acquired certain Receivables from unaffiliated originators.

               Capitalized terms not otherwise defined herein have their respective meanings as set forth in the Indenture.

               As such counsel, we have examined original or certified copies of the Articles of Incorporation and Bylaws of Advanta, as amended to date, and the resolutions adopted by the Board of Directors of Advanta ratifying the execution, delivery and participation in the transactions contemplated by the Agreements (as hereinafter defined). We have examined each of the Agreements, together with the Prospectus.

               The term "Prospectus" means, together, the Base Prospectus and the Prospectus Supplement. The term "Base Prospectus" means the prospectus included in the Registration Statement. The term "Registration Statement" means
(i) the Registration Statement on Form S-3 (No. 333-______), including the exhibits thereto, (ii) all documents incorporated by reference therein pursuant to Item 12 of Form S-3 and (iii) any post-effective amendment filed and declared effective prior to the date of issuance of the Notes. The term "Prospectus Supplement" means the preliminary prospectus supplement dated ______ and the prospectus supplement dated _____, both specifically relating to the Securities, as both were filed with the Commission pursuant to Rule 424 of the Rules and Regulations (together the "Prospectus Supplement").

               The term "Agreements" as used herein means: (i) the Sale and Servicing Agreement; (ii) the Purchase Agreement; (iii) the Underwriting Agreement; (iv) the Indenture; (v) the Trust Agreement; (vi) the Insurance and Indemnity Agreement, dated as of _____ (the "Insurance Agreement").

               We have also examined such other documents, papers, statutes and authorities as we have deemed necessary as a basis for the opinions hereinafter set forth. In all such examinations made by us in connection with this opinion, we have assumed the genuineness of all signatures, the completeness and authenticity of all records and all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

               As to various matters of fact relevant to the opinions hereinafter expressed, we have relied upon the representations and warranties contained in the Agreements and statements and certificates of officers and representatives of each of Advanta.


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               In rendering the opinions expressed in paragraphs numbered 1 and
2 below, we have assumed, without investigation, that (i) each Receivable will be enforced in a commercially reasonable manner and (ii) each Receivable has been, and in the case of Subsequent Receivables will be, duly authorized, executed and delivered by the respective Obligor thereunder and constitutes the valid and legally binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, subject to standard exceptions.

               We also have assumed, without investigation, (a) as to all parties to the Agreements, the due authorization, execution, and delivery thereof, and the validity and enforceability thereof against all parties thereto other than Advanta, (b) each party has full power, authority and legal right, under its charter and other governing documents, corporate and regulatory legislation and the laws of its jurisdiction of incorporation or organization, to execute and deliver the Agreements to which it is a party and to carry out the transactions contemplated thereunder, (c) Advanta and the Issuer have their respective rights in the Receivables as contemplated by the Agreements as of the date hereof, (d) the purchase price for the Notes has been delivered and received in accordance with the terms of the Underwriting Agreement and the Indenture and Trust Agreement, respectively and (e) the Agreements will be enforced in good faith and in a commercially reasonable manner.

               We have assumed that the Receivables and rights to receive payment under the Receivables are not subject to any right, lien or interest of any government or any agency or instrumentality thereof (including without limitation any federal or state tax lien, or lien arising under Title IV of ERISA) and that they are not subject to any lien arising by operation of law or any judicial lien.

               We have also assumed that the Notes constitute debt and not equity for purposes of ERISA and that each employee benefit plan covered by ERISA, any of whose assets are invested in a Note, is a plan to which an administrative prohibited transaction exemption is fully available.

               For the purpose of rendering the opinions expressed in paragraph number 8 below, our inquiry has been limited to a review of the Officer's Certificates of Advanta, attached hereto as Exhibits A and B respectively (each, an "Officer's Certificate" and together the "Officer's Certificates"), and the documents, instruments and agreements referred to therein.

               With respect to matters of fact, we have relied, without investigation, on, and assumed the accuracy and completeness of, each Officer's Certificate and the representations of Advanta and other parties contained in the Agreements and in the instruments and documents delivered at the closing. Where matters are stated to be to the best of our knowledge, or known to us, our investigations consisted of inquiries of Advanta, the results of which are reflected in the Officer's Certificates being furnished to you with this opinion, and we have not made any investigation as to, and have not independently verified the facts underlying, such matters nor have we undertaken a search of court dockets in any jurisdiction.

               The term "threatened litigation" as used herein has the meaning accorded to such term in The American Bar Association Statement of Policy on Lawyer's Responses to Auditors' Requests for Information dated January 15, 1976.

               To the extent that our opinions expressed in paragraphs numbered 1 and 2 below are related to the enforceability of the choice of law provisions contained in the Agreements, such opinions are based upon our reading of the provisions of Section 5-1401 of the General Obligations Law of the State of New York. While we have not found any reported cases construing such statutory provisions, we believe that a New York court applying such statutory provisions to the Agreements would give effect to the choice of law provisions set forth therein.

               Statements in this opinion as to the validity, binding effect and enforceability of agreements, instruments and documents are subject (i) to limitations as to enforceability imposed by bankruptcy,


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insolvency, moratorium, reorganization and other similar laws of general application relating to or affecting the enforceability of creditors' rights;
(ii) to general limitations under equitable principles limiting the availability of equitable remedies; (iii) to the equitable discretion of the court before which any proceeding therefor may be brought; (iv) as to the enforceability of any security interest or security agreement, to the limitations of good faith, fair dealing and commercial reasonableness imposed by the Uniform Commercial Code of the State of New York, as in effect on the date hereof ("UCC") as to the remedies set out in such agreements, instruments and documents; and (v) as to rights to indemnity, limitations that may exist under federal and state laws or the public policy underlying such laws.

               Statements in this opinion as to enforceability are further qualified by (i) the application of judicial decisions involving statutes or principles of equity which have held that certain covenants and other provisions of agreements, including those providing for the acceleration of indebtedness due under debt instruments upon the occurrence of events therein described, are unenforceable in circumstances where it can be demonstrated that the enforcement of such provisions is not reasonably necessary for the protection of the lender;
(ii) the effect of the law of any jurisdiction other than the State of New York which limits the rate of interest which may be charged or collected; and (iii) the validity, binding effect or enforceability, under certain circumstances, of contractual provisions in the Agreements with respect to indemnification or waiving defenses to obligations where such indemnification or such waivers are against public policy, or granting self-help or summary remedies.

               Based upon and subject to the foregoing, we are of the opinion that:

               1. Each of the Sale and Servicing Agreement, the Purchase Agreement, the Insurance and Indemnity Agreement, the Underwriting Agreement, the Sub-Servicing Agreement and the Custodian Agreement (the "Advanta Documents") has been duly executed and delivered by Advanta and constitutes the valid, legal and binding agreement of Advanta, enforceable against Advanta in accordance with its respective terms.

               2. Assuming each of the Indenture and the Sale and Servicing Agreement has been duly executed and delivered by the parties thereto (other than Advanta), each such agreement constitutes the valid, legal and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms. The Indenture creates a valid and enforceable security interest in the Collateral (as defined therein) pledged thereunder by the Issuer.

               3. No consent, approval, authorization or order of, registration or filing with, or notice to, courts, governmental agency or body or other tribunal is required under federal laws or the laws of the State of New York, for the execution, delivery and performance by Advanta of Advanta Documents, the offer, issuance, sale or delivery of the Notes, except such which have been obtained.

               4. No consent, approval, authorization or order of, registration or filing with, or notice to, courts, governmental agency or body or other tribunal is required under federal laws or the laws of the State of New York, for the execution, delivery and performance by ______, except such which have been obtained.

               5. None of the transfer of the Receivables by Advanta ______, the transfer of the Receivables by ______ to the Issuer, the execution, delivery or performance by each of Advanta of the Advanta Documents or the issuance of the Notes (a) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, any law, rule or regulation of the State of New York or federal government presently in effect, or (b) either to our knowledge or by operation of law, results in, or will result in the creation or imposition of any lien, charge or encumbrance upon the Receivables, upon the Notes, except as otherwise contemplated by the Agreements.

               6. The Notes have been duly authorized by all requisite action and, when duly and validly executed by the Indenture Trustee and authenticated by the Trustee in accordance with the Indenture,


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will be validly issued and outstanding and entitled to the benefits of the
Indenture.

               7. The Sale and Servicing Agreement establishes in favor of the Issuer a valid and enforceable security interest in all right, title and interest of ______ in the Receivables and the Other Conveyed Property.

               8. The Indenture establishes in favor of the Trust Collateral Agent for the benefit of the Noteholders and the Insurer a valid and enforceable security interest in all right, title and interest of the Trust in the Collateral (as defined therein).

               9. The arrangement pursuant to which the Receivables are held does not constitute an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               10. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

               11. The statements in the Prospectus, under the captions "CREDIT ENHANCEMENT," "THE POLICY", "DESCRIPTION OF THE NOTES", and "DESCRIPTION OF THE _____ DOCUMENTS", to the extent such statements purport to summarize certain provisions of the Policy, the Notes, or the Purchase Agreement, ______ Agreement, Sale and Servicing Agreement, Indenture, and Spread Account Agreement are fair and accurate in all material respects.

        2. The statements in the Prospectus, under the captions "RISK FACTORS", "CERTAIN FEDERAL INCOME TAX CONSEQUENCES", "STATE TAX CONSIDERATIONS," and "ERISA CONSIDERATIONS", insofar as such statements purport to summarize matters of federal law or New York law, or legal conclusions with respect thereto, provide a fair and accurate summary of such law or conclusions.

        We have rendered legal advice and assistance to Advanta and the Issuer relating to the sale and issuance of the Securities. Rendering such assistance involved, among other things, discussions and inquiries concerning various legal and related subjects and reviews of certain records, documents, opinions and certificates in accordance with instructions of Advanta and the Issuer. We also participated with Advanta and the Issuer in conferences with representatives of the Underwriter, and representatives of _____ and its counsel, during which the contents of the Prospectus and related matters were discussed. Although we are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus (except as set forth in paragraphs numbered 14 and 15 above), in the course of our examination of the Prospectus and certain other documents and our participation in the discussions hereinabove mentioned, no facts have come to our attention which lead us to believe that the Prospectus (other than the financial statements and other financial and statistical data contained therein, as to which we are not called upon to express any belief), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

        We are members of the bar of the State of New York and this opinion is limited to the laws of the State of New York and the Federal laws of the United States of America.

        This opinion is solely for the benefit of the addressees hereof and may not be relied upon in any manner by any other person or entity.

        This opinion is furnished by us as counsel to the Registrant. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Dewey Ballantine in the Registration Statement and the related prospectus under the heading "Legal Matters."

                                                          Very truly yours,